SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant    /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         The Southern Africa Fund, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X / No fee required
/ /  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5)  Total fee paid:
--------------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

                         THE SOUTHERN AFRICA FUND, INC.
--------------------------------------------------------------------------------

1055 Washington Blvd, Third Floor, Stamford, Connecticut 06901
Toll Free (800) 915-6565
--------------------------------------------------------------------------------

                                                                   July 9, 2003

To the Stockholders of The Southern Africa Fund, Inc. (the "Fund"):

          The accompanying Notices of Meetings and Proxy Statement together present three proposals: a proposal for the annual election of one director, to be considered at the Fund's Annual Meeting of Stockholders (the "Annual Meeting") to be held on August 12, 2003, and two proposals to be considered at the Fund's Special Meeting of Stockholders (the "Special Meeting") to be held immediately after the Annual Meeting. The proposals to be considered at the Special Meeting are for the approval of the investment management agreement with Investec Asset Management U.S. Limited ("Investec") and of a change to the Fund's fundamental investment policy with respect to industry concentration. The proposals are discussed more fully in the accompanying Proxy Statement.

          The Annual Meeting is for the sole purpose of the uncontested election of one director, a matter on which brokers holding shares in nominee name may vote at their discretion absent instructions from beneficial owners. The proposals before the Special Meeting significantly affect the management of the Fund and indeed its very existence, and cannot be voted on by brokers without instructions from beneficial owners. As more fully explained in the Proxy Statement, these proposals are being presented at a separate Special Meeting so that the outcome will not be significantly affected by "broker non-votes," as could be the case if the election of directors and the other proposals were presented at the same meeting.

          As discussed in the Proxy Statement, the Fund's Board of Directors (the "Board") has taken a number of important steps since the beginning of the year. These include the retention of Investec to manage the Fund as an "enhanced" index fund at a much lower fee rate than the rate paid to the Fund's prior investment manager for more active management of the Fund, and additional cost reduction efforts, including a significant reduction in the size of the Board to five directors, each of whom is independent. The Board has also approved a policy providing for the semi-annual repurchase of Fund shares in the event the shares have traded at an average discount to their net asset value of more than 7.5%, and for the liquidation of the Fund in certain circumstances. Details of these and other important matters are contained in the Proxy Statement and the Board urges you to read it carefully.

          The Board recommends that stockholders vote for the election of the nominee as Director and in favor of each of the proposals.

          You are being sent two proxy cards, a white one for the Annual Meeting and a pink one for the Special Meeting, and it is important that you complete and sign both cards for your votes to be counted at both Meetings. Georgeson Shareholder Communications Inc. ("Georgeson"), a professional proxy solicitation firm, has been selected to assist stockholders in the voting process. If you have any questions regarding the proposals or how to vote by proxy, please call Georgeson toll free at 1-800-250-2367.

                                                                    Sincerely,
                                                                    Dennis Davis
                                                                    Chairman

[LOGO]
     INVESTEC
     Asset Management
                                                  THE SOUTHERN AFRICA FUND, INC.
--------------------------------------------------------------------------------

1055 Washington Blvd, Third Floor, Stamford, Connecticut 06901
Toll Free (800) 915-6565
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 August 12, 2003


To the Stockholders of The Southern Africa Fund, Inc.:

          Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of The Southern Africa Fund, Inc., a Maryland corporation (the "Fund"), will be held at 375 Park Avenue, Suite 809, New York, New York 10152, on August 12, 2003, at 10:00 A.M., Eastern Time, for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated July 9, 2003:

1. To elect one Director of the Fund to hold office for a term of three years and until his successor is duly elected and qualifies; and

2. To  transact  such other  business  as may  properly  come  before the Annual
Meeting.

          The Board of Directors has fixed the close of business on July 8, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund. Each stockholder who does not expect to attend the Annual Meeting in person is requested to complete, date, sign and promptly return the enclosed white proxy card (the "Annual Meeting Proxy Card").

                                  By Order of the Board of Directors,


                                  Royce Brennan
                                    Secretary
Stamford, Connecticut
July 9, 2003

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
          Please indicate your voting instructions on the enclosed white Annual Meeting Proxy Card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. Your vote is very important no matter how many shares you own. Please mark and mail your white Annual Meeting Proxy Card promptly in order to save the Fund any additional expense of further proxy solicitation and in order for the Annual Meeting to be held as scheduled.
--------------------------------------------------------------------------------

[LOGO]
     INVESTEC
     Asset Management
                                                  THE SOUTHERN AFRICA FUND, INC.
--------------------------------------------------------------------------------

1055 Washington Blvd, Third Floor, Stamford, Connecticut 06901
Toll Free (800) 915-6565
--------------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 August 12, 2003


To the Stockholders of The Southern Africa Fund, Inc.:

          Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of The Southern Africa Fund, Inc., a Maryland corporation (the "Fund"), will be held at 375 Park Avenue, New York, New York 10152, on August 12, 2003, at 11:00 A.M., Eastern Time, for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated July 9, 2003:

1. To approve the investment management agreement between the Fund and Investec Asset Management U.S. Limited, the current investment manager of the Fund;

2. To approve a change to the Fund's fundamental investment policy with respect to industry concentration; and

3. To transact such other business as may properly come before the Special Meeting.

          The Board of Directors has fixed the close of business on July 8, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund. Each stockholder who does not expect to attend the Special Meeting in person is requested to complete, date, sign and promptly return the enclosed pink proxy card (the "Special Meeting Proxy Card").

                                  By Order of the Board of Directors,


                                  Royce Brennan
                                    Secretary
Stamford, Connecticut
July 9, 2003

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
          Please indicate your voting instructions on the enclosed pink Special Meeting Proxy Card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. Your vote is very important no matter how many shares you own. Please mark and mail your pink Special Meeting Proxy Card promptly in order to save the Fund any additional expense of further proxy solicitation and in order for the Special Meeting to be held as scheduled.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                         THE SOUTHERN AFRICA FUND, INC.

                     1055 Washington Boulevard, Third Floor
                           Stamford, Connecticut 06901
                               -------------------

               ANNUAL MEETING AND SPECIAL MEETING OF STOCKHOLDERS

                                 August 12, 2003
                               -------------------


                                  INTRODUCTION

          This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Southern Africa Fund, Inc., a Maryland corporation (the "Fund"), to be voted at the Annual Meeting of Stockholders of the Fund (the "Annual Meeting") and a Special Meeting of Stockholders of the Fund (the "Special Meeting") (the Special Meeting and the Annual Meeting are collectively referred to as the "Meetings"). The Special Meeting and the Annual Meeting will each be held at 375 Park Avenue, New York New York 10152 on August 12, 2003. The Annual Meeting will begin at 10:00 A.M., Eastern Time and the Special Meeting will begin at 11:00 A.M. The solicitation will be by mail and the cost will be borne by the Fund. The Notice of Annual Meeting, Notice of Special Meeting, this Proxy Statement and the accompanying proxy cards are being mailed to stockholders on or about July 9, 2003.

          The Board of Directors has fixed the close of business on July 8, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and the Special Meeting and at any postponements or adjournments thereof (the "Record Date"). The outstanding voting shares of the Fund as of the Record Date consisted of 4,337,126 shares of common stock, each share being entitled to one vote. All properly executed and timely received proxies will be voted at the Annual Meeting or the Special Meeting in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies will be voted for the election of one Director at the Annual Meeting and for the approval of the investment management agreement (the "Management Agreement") with Investec Asset Management U.S. Limited (the "Adviser") and for the approval of the proposed change to the Fund's industry concentration policy at the Special Meeting. Any stockholder may revoke his or her proxies at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund at 1055 Washington Boulevard, Third Floor, Stamford, Connecticut 06901, by signing another proxy of a later date or by personally voting at the Annual Meeting or the Special Meeting.

          Properly executed proxies may be returned with instructions to abstain from voting or to withhold authority to vote (an "abstention") or, in the case of the Special Meeting, may represent a broker "non-vote" (which is a proxy from a broker or nominee casting a vote as to one matter, but not voting as to another matter on which the broker or nominee does not have discretionary power to vote and has not received instructions from the beneficial owner or other person entitled to vote the shares on such matter). Because the election of directors is a "routine" matter, brokers and nominees have the power to vote on the proposal. Therefore no broker non-vote is expected to occur at the Annual Meeting. A broker non-vote with respect to the Special Meeting would occur if the broker or nominee received voting instructions for one proposal, but not for the other. The shares represented by abstentions or broker non-votes will be considered present for purposes of determining the existence of a quorum for the transaction of business. With respect to the election of Directors (the "Annual Meeting Proposal"), which is a matter to be determined by a plurality of the votes cast, abstentions will have no effect on the outcome of the stockholder vote. With respect to the approval of the Management Agreement ("Special Meeting Proposal One") and the approval of the change to the Fund's industry concentration policy ("Special Meeting Proposal Two" and together with Special Meeting Proposal One, the "Special Meeting Proposals"), each of which requires the affirmative vote of a specified proportion of Fund shares, an abstention or broker non-vote will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against the matter. If any matter other than those mentioned above properly comes before the Annual Meeting or the Special Meeting, the shares represented by proxies will be voted on all such proposals in the discretion of the person, or persons, holding the proxies.

          The Fund is holding two meetings, an Annual Meeting to elect one Director and a Special Meeting to vote on the Special Meeting Proposals, to attempt to eliminate the effect of broker non-votes on the outcome of the vote on the Special Meeting Proposals. If the Annual Meeting Proposal and the Special Meeting Proposals were presented at the same meeting of stockholders, it is possible that a substantial number of brokers or nominees would deliver proxies on which they voted at their discretion on the Annual Meeting Proposal but did not vote, i.e., delivered a broker non-vote, on one or both of the Special Meeting Proposals because voting instructions had not been received. By presentation of the Special Meeting Proposals at the separate Special Meeting, the potential impact of such a substantial number of broker non-votes on the outcome of these very important matters will be reduced and the outcome of the vote on each of the Special Meeting Proposals is expected generally to reflect only the votes actually cast.

          A quorum for the Annual Meeting and the Special Meeting each will consist of the presence in person or by proxy of the holders of a majority of the shares entitled to vote at that Meeting. Whether or not a quorum is present at a Meeting, if sufficient votes in favor of the position recommended by the Board of Directors on any proposal described in the Proxy Statement are not timely received, the persons named as proxies may, but are under no obligation to, with no other notice than announcement at the Meeting, propose and vote for one or more adjournments of the Meeting for up to 120 days after the Record Date to permit further solicitation of proxies. The Special Meeting may be adjourned with respect to fewer than all of the proposals, and a stockholder vote may be taken on any one or more of the proposals prior to any adjournment if sufficient votes have been received for approval thereof. Shares represented by proxies indicating a vote contrary to the position recommended by the Board of Directors on a proposal will be voted against adjournment of a Meeting as to that proposal.

          The Fund will bear the cost of this Proxy Statement. The Fund has engaged Georgeson Shareholder Communications Inc. ("GSC"), 17 State Street, New York, New York 10004, to assist the Fund in soliciting proxies for the Meetings. The Fund will pay GSC a fee of $9,500 for its services plus reimbursement of out-of-pocket expenses.

                 PROPOSAL FOR THE ANNUAL MEETING OF STOCKHOLDERS


                             ANNUAL MEETING PROPOSAL


                              ELECTION OF DIRECTOR

          At the Annual Meeting, one Director will be elected to serve for a term of three years and until his successor is duly elected and qualifies. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect a Director. It is the intention of the persons named in the accompanying proxy card to nominate and vote in favor of the election of the nominee listed below.

          Pursuant to the Charter and Amended and Restated Bylaws of the Fund, the Board of Directors is divided into three classes. The term of the member of Class Two will expire as of the Meeting, the terms of the members of Class Three will expire as of the annual meeting of stockholders for the year 2004, and the terms of the members of Class One will expire as of the annual meeting of stockholders for the year 2005. Upon expiration of the terms of the members of a class as set forth above, the terms of their successors in that class will continue until the third annual meeting of stockholders following the election of such Directors and until their successors are duly elected and qualify. Mr. Norman S. Bergel and Prof. Dennis Davis are currently the Directors constituting Class One; Mr. Peter G.A. Wrighton is currently the Director constituting Class Two; and Ms. Gloria T. Serobe and Mr. Gerrit Smit are currently the Directors constituting Class Three.

          None of the Directors is an "interested person" of the Fund under the Investment Company Act of 1940, as amended (the "1940 Act").

          Under the Board's classified structure, only those Directors in a single class may be replaced in any one year. It would require two years to replace a majority of the Board of Directors, although Maryland law provides that stockholders may remove Directors under certain circumstances even if they are not then standing for reelection, and, under regulations of the Securities and Exchange Commission (the "Commission"), appropriate stockholder proposals may be included in the Fund's annual proxy statement. This classified Board structure, which may be regarded as an "anti-takeover" provision, may make it more difficult for the Fund's stockholders to change the majority of Directors and, thus, has the effect of maintaining the continuity of management.

          The Board of Directors has nominated Mr. Peter G.A. Wrighton for election as a Director in Class Two. Mr. Wrighton has consented to serve as a Director. The Board of Directors knows of no reason why Mr. Wrighton would be unable to serve, but in the event that he is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of Mr. Wrighton will be voted for a substitute nominee as the Board of Directors may recommend.

          In 1999, the Board of Directors amended the Fund's Bylaws to require, among other things, that to be eligible thereafter for nomination as a Director, an individual must either (i) have a substantial connection, of a type specified in the Bylaws, with any country which the Fund duly considers to be included within Southern Africa or with any country located in Africa in which the Board of Directors permits investment by the Fund or (ii) be, or previously have been, connected in a specified manner with the investment adviser or subadviser (or any of their affiliates). The Nominating Committee of the Board of Directors, all of the members of which are not "interested persons" of the Fund under the 1940 Act, determines whether an individual so qualifies and has determined that Mr. Wrighton satisfies the Bylaw requirements.

          Although the Fund is a Maryland corporation, all of its Directors and most of its officers are not residents of the United States and substantially all of the assets of such persons may be located outside of the United States. As a result, it may be difficult for United States investors to effect service of process upon such Directors or officers within the United States or to enforce judgments of courts of the United States predicated upon civil liabilities of such Directors or officers under the federal securities laws of the United States.

          Certain information concerning the Fund's Directors, including the nominee for election as a Director, is set forth below.

                                                                                                   Other U.S.
                                                                                                     Public
                                                                                                     Company
                                Year Term                                                         Directorships
                                as a         Years                                                   Held by
                                Director     of        Principal Occupation(s), Including          Director or
Name, Address and Age           Will Expire  Service*  Directorships Held, During Past 5 Years       Nominee
----------------------------------------------------------------------------------------------------------------
Prof. Dennis Davis, 51  +**     Class One       9      Judge of the High Court of South Africa;       None
Chairman of the Board           (2005)                 Professor of Law at the University of
University of Capetown                                 Cape Town; formerly Director of the
Rondebosch 7700                                        Centre for Applied Legal Studies
South Africa                                           University of the Witwatersrand.

Norman S. Bergel, 53 +          Class One       1      International Consultant, Chairman of          None
P.O. Box 686                    (2005)                 East Fund Management, Chairman of the
Somerset West 7129                                     Romanian Investment Fund, Director of
Western Cape                                           BBV-Privanza, Deputy Chairman of
South Africa                                           Alliance Capital Management (Pty) Ltd
                                                       and  Deputy  Chairman  of Alliance
                                                       MBCA;  formerly Senior Vice  President
                                                       of Alliance Capital Corporation,
                                                       Director of Alliance Capital Limited,
                                                       Managing Director of Alliance Capital
                                                       Management International and Managing
                                                       Director of White Williams Private
                                                       Equity Partners GmbH, Director of The
                                                       Spain Fund, Inc.

Gloria T. Serobe, 43 +**        Class Three     3      Chief Executive Officer of Wipcapital          None
61 Central Street Houghton      (2004)                 (Pty) Ltd.; Chairman of Metropolitan
Postnet Suite 169                                      Life, Chairman of New Africa Capital;
Houghton 2041                                          Non-executive Director of: Export Credit
South Africa                                           Insurance Corporation, New Africa
                                                       Investments Limited, The Johannesburg
                                                       Stock Exchange, UTC Graduate School of
                                                       Business, Women Investment Portfolio
                                                       Holdings Limited, Wipcapital
                                                       (Proprietary) Limited.  Formerly
                                                       Executive Director - Finance, Transnet
                                                       Limited.

Gerrit Smit, 51                 Class Three     2      Partner in VHC Partners LLP; formerly          None
P.O. Box 154                    (2004)                 Head of Balanced Portfolios and
Sanlamhof, Capetown                                    Investment Process, Sanlam Investment
7532                                                   Management (Pty) Ltd. ("Sanlam"); Head
South Africa                                           and CIO of Sanlam International and
                                                       Chief Investment Strategist for Sanlam;
                                                       Executive Director of Sanlam
                                                       International Asset Management.

Peter G.A. Wrighton, 69 +**     Class Two       9      Chairman of Elephant Pass Wine Company          None
P.O. Box 415                    (2006++)               (Pty) Ltd. and Africa Resources Limited;
Verdun Road                                            formerly Chairman and Chief Executive of
Franschhoek 7690                                       The Premier Group and Director of
South Africa                                           Liberty Life Association of South Africa
                                                       Ltd., First National Bank, Ltd. and
                                                       Advisor to the World Economic Forum and
                                                       the United Nations Development Program
                                                       for Africa.

-----------------------------------------

*    "Years of Service" refers to the total number of years the Director has served as a Director. As the Fund is the only registered  investment  company to which the Adviser provides  investment  advisory services, there is no Fund Complex and none of the Directors serves as a director of any other  investment  company advised by the Adviser.
**   Member of the Audit Committee of the Board of Directors of the Fund.
+    Member of the Nominating Committee of the Board of Directors of the Fund.
++   If re-elected at the Annual Meeting.

          As of June 30, 2003, none of the Directors or officers of the Fund owned any shares of the Fund, except for Mr. Wrighton who owned 1,670 shares. The Fund is the only registered investment company to which the Adviser provides investment advisory services.

          During the fiscal year ended November 30, 2002, the Board of Directors met seven times, the Audit Committee met three times and the Nominating Committee met twice. Both the Audit Committee and the Nominating Committee are standing committees of the Board. The Nominating Committee was constituted for the purpose of selecting and nominating persons to fill any vacancies on the Board of Directors and is responsible for determining whether all candidates for election as Directors, whether duly submitted by the Board or by a stockholder, satisfy the qualifications prescribed by the Fund's Amended and Restated Bylaws that all candidates must meet. While the Nominating Committee determines whether a stockholder-nominated candidate as a Director satisfies the qualifications prescribed by the Fund's Amended and Restated Bylaws, the Nominating Committee does not consider for nomination candidates recommended by stockholders. The Fund does not have a Compensation Committee.

          In accordance with the listing standards of the New York Stock Exchange, the members of the Audit Committee are independent as defined in
Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

          The aggregate compensation paid by the Fund to each of the Directors during its fiscal year ended November 30, 2002 is set forth below. The Fund does not provide compensation in the form of pension or retirement benefits to any of its Directors.

                                                        Compensation from
                                                       the Fund during its
                             Name of Director             Fiscal Year*
                    -------------------------------------------------------
                    Norman S. Bergel                         $11,000

                    Prof. Dennis Davis                       $12,500

                    Gerrit Smit                              $11,500

                    Gloria T. Serobe                         $12,500

                    Peter G.A. Wrighton                      $12,500
                    -------------------------------------------------------
* As the Fund is the only registered investment company to which the Adviser provides investment advisory services, there is no Fund Complex and none of the Directors serves as a director of, or receives compensation from, any other registered investment company advised by the Adviser.

Audit Committee Report

          The Fund's Board of Directors has adopted a written charter for the Fund's Audit Committee. The purposes of the Fund's Audit Committee are set forth in the Fund's Audit Committee Charter. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Fund's financial reporting process. As set forth in the Charter, management of the Fund is responsible for the preparation, presentation and integrity of the Fund's financial statements, the Fund's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing the Fund's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

          The Audit Committee of the Board of Directors will normally meet three times during each full fiscal year with representatives of the independent accountants to discuss and review various matters as contemplated by the Audit Committee Charter. In the performance of its oversight function, the Audit
Committee of the Fund has considered and discussed the audited financial statements with management and Ernst & Young LLP, the Fund's independent auditor ("independent accountants" for purposes of this discussion). The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has also considered whether the provision by the Fund's independent accountants of non-audit services to the Fund, and of professional services to the Adviser and affiliates of the Adviser that provide services to the Fund, is compatible with maintaining the independent accountants' independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent accountants, their independence.

          The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audits of the Fund's financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund's accountants are in fact "independent".

          Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors of the Fund that the audited financial statements of the Fund be included in the Fund's annual report to stockholders for the most recent fiscal period.

Submitted by the Audit Committee of the Board of Directors

         Peter G.A. Wrighton
         Prof. Dennis Davis
         Gloria T. Serobe

Independent Auditors
--------------------

          The Board of Directors of the Fund at a meeting held on September 27, 2002, approved by the vote cast in person of a majority of the Directors of the Fund, including a majority of the Directors who are not "interested persons" of the Fund, as defined in the 1940 Act, Ernst & Young LLP, independent auditors to audit the accounts of the Fund for the fiscal year ending November 30, 2003. In reliance on Rule 32a-4 under the 1940 Act, the Fund is not seeking stockholder ratification of the selection of its independent auditors.

          Ernst & Young LLP has audited the accounts of the Fund since the date of its commencement of operations, and has represented that it does not have any direct financial interest or any material indirect financial interest in the Fund. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Independent Auditors Fees
-------------------------

          The following table sets forth the aggregate fees billed by the independent auditors for the Fund's most recent fiscal year for professional services rendered for: (i) the audit of the Fund's annual financial statements and the review of financial statements included in the Fund's reports to stockholders; (ii) financial information systems design and implementation services provided to the Fund, Alliance Capital Management, L.P., the Fund's former investment manager ("Alliance") and entities that control, are controlled by or under common control with Alliance that provided services to the Fund;
(iii) all other services provided to the Fund; and (iv) all other services provided to Alliance and entities that control, are controlled by or under common control with Alliance that provided services to the Fund. The Audit Committee of the Board of Directors has considered whether the provision of services in (ii) though (iv) is compatible with maintaining the independence of the independent auditors.

                                                           All              All Other Fees For Services
                     Financial Information     Other Fees For Services      Provided to Alliance and
                      Systems Design and        Provided to the Fund             its Affiliates
      Audit Fees      Implementation Fees
      ----------     --------------------      -----------------------       --------------------------
       $45,000              $n/a                        $14,214                      $628,207


Officer Information
-------------------

          Certain information concerning the Fund's officers is set forth below. The Fund's officers do not serve for fixed terms.


                                         Position(s)  - (Month  and  Year       Principal Occupation during the past
Name, Address and Age                    First Elected)                         5 years
--------------------------------------------------------------------------------------------------------------------
Hendrik du Toit (41)                     President (5/03)                       Chief Executive Officer of Investec
c/o Investec Asset Management U.S.                                              Asset Management (global business)
Limited                                                                         since 1998. Formerly Managing
1055 Washington Blvd., 3rd Floor                                                Director and founding member of
Stamford, Connecticut 06901                                                     Investec Asset Management.

Mark Breedon (50)                        Vice President (5/03)                  A Portfolio Manager of Investec
c/o Investec Asset Management U.S.                                              Asset Management, South Africa since
Limited                                                                         January 2003.  Formerly a Director
1055 Washington Blvd., 3rd Floor                                                and Senior Vice President of
Stamford, Connecticut 06901                                                     Alliance Capital Ltd. (London) from
                                                                                1990-2002.
Royce Brennan (44)                       Secretary (5/03)                       Project Director Offshore Funds for
c/o Investec Asset Management U.S.                                              Investec Asset Management Guernsey
Limited                                                                         Ltd. since January 2003.  Formerly
1055 Washington Blvd., 3rd Floor                                                Chief Executive Officer (US
Stamford, Connecticut 06901                                                     Operations) of the Adviser from
                                                                                2000-2003 and Managing Director of
                                                                                Investec Asset Management Asia from
                                                                                1996-2000.

Grant Cameron (38)                       Controller and Chief Accounting        Managing Director of Investec Asset
c/o Investec Asset Management U.S.       Officer (5/03)                         Management Guernsey Limited since
Limited                                                                         April 2001.  Formerly a Director of
1055 Washington Blvd., 3rd Floor                                                Investec Fund Managers SA Ltd. from
Stamford, Connecticut 06901                                                     1999 to 2001.

Thabo Khojane (30)                       Vice President (5/03)                  Director of Investec Asset
c/o Investec Asset Management U.S.                                              Management since 2001.  Joined
Limited                                                                         Investec Asset Management Business
1055 Washington Blvd., 3rd Floor                                                Development team in 1998.
Stamford, Connecticut 06901

Kim McFarland (39)                       Treasurer and Chief Financial          Chief Financial Officer of Investec
c/o Investec Asset Management U.S.       Officer (5/03)                         Asset Management since December 1993
Limited                                                                         and Chief Operating Officer (global
1055 Washington Blvd., 3rd Floor                                                business) since 2000.
Stamford, Connecticut 06901

--------------------------------------------------------------------------------------------------------------------

Vote Requirement
----------------

          The election of the Director as set forth in the Annual Meeting Proposal requires the affirmative vote of a plurality of the votes cast at the Annual Meeting.

          The Board of Directors recommends that the stockholders vote FOR the election of Mr. Wrighton to serve as a Director of the Fund.

                PROPOSALS FOR THE SPECIAL MEETING OF STOCKHOLDERS


                          SPECIAL MEETING PROPOSAL ONE


                   APPROVAL OF INVESTMENT MANAGEMENT AGREEMENT


Background
----------

          At a meeting held in September 2002, Alliance recommended to the Board of Directors that the Fund be liquidated. This recommendation reflected Alliance's expectation, given the Fund's stockholder base at the time, that a stockholder proposal recently received by the Fund for termination of the Fund's investment management agreement with Alliance was likely to be approved at the Fund's 2003 annual meeting of stockholders. In such circumstances, and in light of the alternatives then available to the Fund, Alliance had concluded that liquidation would best serve the interests of the Fund and its stockholders. After extensive discussion, the disinterested Directors of the Fund concluded that they were not prepared to act on Alliance's recommendation until, among other things, representatives of the disinterested Directors could meet with certain of the Fund's major stockholders to ascertain their views with respect to the future of the Fund.

          The disinterested Directors met again in late January 2003 and considered the results of meetings of their representatives with certain of the Fund's major stockholders, various options available to the Fund and Alliance's continued strong recommendation for liquidation of the Fund. The disinterested Directors concluded that further time was needed to determine the action that they could reasonably conclude was in the best interests of the Fund. The Fund subsequently announced, among other things, that the Board of Directors was considering various options affecting the future of the Fund, including liquidation of the Fund and conversion of the Fund into an open-end exchange traded fund ("ETF").

          Representatives of the disinterested Directors continued to consult with certain major stockholders and to investigate the feasibility of conversion of the Fund into an ETF managed as an index fund. When the disinterested Directors had not reached a determination to liquidate the Fund by March 4, 2003, Alliance gave notice of termination of its investment management agreement with the Fund, effective May 3, 2003, stating as its reason the failure by the disinterested Directors to act by that time on Alliance's recommendation that liquidation was the only option that was in the best interests of the Fund and its stockholders. The Fund gave simultaneous notice to Alliance of termination of the investment management agreement, effective the same date. Each of the five Directors of the Fund affiliated with Alliance or its affiliates resigned from the Board at or prior to the meeting of the Board of Directors on March 4, 2003.

          The Directors continued to investigate and consider various options and authorized certain of the Directors to meet with potential sponsors of ETFs as well as certain of the Fund's major stockholders. A number of such meetings were held. Certain stockholders recommended, among other things, that the size of the Fund's Board be reduced, that the Board be composed solely of disinterested Directors and that the Fund's operating expenses be substantially lowered. Certain of the major stockholders also expressed a preference for the opportunity to continue to invest in South Africa through the Fund or for management of the Fund as an index fund. After extensive due diligence, the Directors became concerned about the feasibility of conversion of the Fund into an ETF managed as an index fund in light of, among other considerations, the cost and time involved in effecting such conversion, and the fact that the Fund's investment management agreement with Alliance would terminate on May 3. In such circumstances they determined also to consider proposals for investment management of the Fund in closed-end form in a manner that met various preferences that had been expressed by certain of the Fund's major stockholders. Prior to a meeting of the Board of Directors held on April 23, 2003, four of the nine Directors resigned, leaving a Board of five members, all of whom were disinterested, as compared to a Board of 14, five of whom were interested, at the end of January 2003.

Selection of the Adviser
------------------------

          In seeking a new investment manager for the Fund, the Board had to balance, among other things: the need to engage an investment manager that would provide high quality investment management services to the Fund; its goal of significantly reducing the Fund's expense ratio; and its desire to limit the Fund's discount to net asset value. The Board also considered various suggestions received from certain of the Fund's major stockholders, some of which were in direct conflict with suggestions received from other major stockholders. The Board solicited proposals from a number of potential investment managers, including investment managers that sponsor ETFs that invest in international equities, and considered proposals that were received from potential investment managers that made unsolicited proposals following the Fund's announcement that it was seeking a new investment manager to replace Alliance.

          After considering four proposals, the Board at its meeting on April 23 determined that conversion of the Fund into an ETF was not in the best interests of the Fund and approved the Adviser, an indirect wholly-owned subsidiary of a leading South African investment adviser, as the new investment manager of the Fund, with a mandate to manage the Fund in closed-end form as an "enhanced" index fund investing in South African securities. The new investment strategy and benchmark index for the Fund are discussed below under "New Investment Strategy and Benchmark Index." After satisfaction of certain conditions, the Adviser became the Fund's investment manager on May 4, 2003 for a quarterly fee at an annualized rate of .30% of the Fund's average weekly net assets. This compared to an effective quarterly fee at an annualized rate of .81% of the Fund's average weekly net assets under the investment management agreement with Alliance.

          The Board ultimately concluded that the Adviser's proposal was superior to the others that were presented to it for a variety of reasons. Among the reasons for the Board's determination that the Adviser's proposal was in the best interests of the Fund were: the Adviser's investment expertise and commitment to South Africa, including the fact that the Adviser is one of the largest third party managers in South Africa and currently manages over $5 billion in South African equities; the Adviser's proposal that the Fund pursue its investment objective as an "enhanced" index fund and its experience and expertise in managing enhanced index portfolios investing in South African stocks, including its current management of over $270 million in enhanced index portfolios, as well as the oldest index fund in South Africa, the Investec Index Fund, which received the 2003 S&P award for the best South African general equity fund over five years; the Board's review of information about the personnel that would be involved in providing services to the Fund; the Adviser's agreement to manage the Fund for a quarterly fee at an annualized rate of .30% of the Fund's average weekly assets (resulting in an immediate reduction in the Fund's expense ratio of more than 50 basis points) and to seek to further reduce the Fund's expense ratio going forward through careful management of the Fund's expenses; the Adviser's commitment to attracting new investors to the Fund, which might increase demand for the Fund's shares and improve the trading discount; the Adviser's agreement that it would not cause the Fund to execute portfolio transactions through securities broker-dealer affiliates of the Adviser; and the Adviser's familiarity with the Fund given the experience of its affiliate, Investec Asset Management (International) Limited, as a subadviser of the Fund from its inception through November 1996.

          In selecting  the Adviser,  the  Directors  took into account the fact that there can be no  assurance  that the  Adviser's  intention  to attract  new investors to the Fund will result in a reduction in the Fund's historical trading discount. They noted that while the Adviser indicated to them a willingness to develop other techniques to reduce the Fund's discount, implementation of all known techniques for discount reduction for a closed-end fund (e.g., periodic tender offers and significant open market repurchases) would be inconsistent with the Board's goal of maintaining a relatively low expense ratio unless the Fund were to increase in size significantly.

          An important factor affecting the determination of the Board of Directors was a potential substantial reduction in the Fund's operating expense ratio going forward, as compared to that for its fiscal year ended November 30, 2002, which was 2.70%, based on average net assets of $51 million. The Board of Directors reviewed estimates of projected operating expenses, which reflected, among other things, the reduction in investment advisory fees discussed above, the expected impact on expenses of the reduction in the size of the Board, changes to certain service providers to be effected if this Proposal is approved, and other cost reduction measures and assumed no extraordinary expenses such as those associated with stockholder activism or litigation. The projections also assumed average net assets of $51 million. Based on these estimates and assumptions, the projections showed an estimated annual expense ratio of approximately 1.50% as indicated below. It should also be noted that because of the Fund's size, which is small compared to many other investment companies, costs that generally do not vary depending on the size of the Fund, which include Board fees and expenses, printing, audit and legal fees, account for most of the Fund's expenses. Thus, if the Fund's average net assets were to decline materially (e.g., as a result of repurchases by the Fund of its own stock pursuant to the policy described under "New Policy Regarding Repurchases of Stock and Liquidation" below, or a material market decline) the estimated annual expense ratio would be significantly more than 1.50% even in the absence of extraordinary costs such as those related to stockholder activism.

                                Year ended Nov 30     Ratio to average net  Estimated Run Rate
                                2002*                 assets                of Expenses for Fiscal
                                                                            2004**
    ----------------------------------------------------------------------------------------------
    Investment adviser & Sub           460,734              0.90%                  0.30%
    advisory fee

    Administrative and                 285,282              0.56%                  0.32%
    Custodian

    Directors fees and                 218,387              0.43%                  0.25%
    expenses

    Legal fees                         172,184              0.34%                  0.25%

    Printing                           118,760              0.23%                  0.12%

    Audit                               59,214              0.12%                  0.12%

    Registration                        23,750              0.05%                  0.05%

    Transfer Agency                     18,334              0.04%                  0.04%

    Miscellaneous                       23,617              0.05%                  0.05%

    Total expenses                  $1,380,262              2.70%                  1.50%
-------------------------------------------------------------------------------------------------

*    This  information  is from the Fund's  statement of  operations  for the fiscal year ended
     November 30, 2002
**   The numbers in this column are based on good faith  estimates of the Adviser  based on the assumptions in the preceding paragraph

          It should also be noted that the Fund's actual expense ratio for fiscal 2002 reflected extraordinary costs associated with stockholder activism, and that its expense ratio for fiscal 2003 will also be materially affected by such costs and costs associated with the change in investment managers.


New Policy Regarding Repurchases Of Stock And Liquidation
---------------------------------------------------------

          On June 19, 2003, the Board adopted a policy providing that: (1) in the event the Fund's shares have traded on the principal securities exchange where they are listed at an average discount to their net asset value of more than 7.5% in a semiannual period, the Fund will initiate a tender offer or commence open market purchases for up to 10% of the shares outstanding at the end of the semi-annual period, provided, that the Fund will not be obligated to purchase any shares except at discounts from net asset value of at least 7.5%, and (2) in the event the Fund's net asset value is less than $25 million throughout a semiannual period or its annualized expense ratio exceeds 3.0% for such period, the Board will recommend to stockholders that the Fund be liquidated. The average discount in a semiannual period will be determined on the basis of the average closing market prices per share and discounts as of the last trading day in each week during the period. "Semiannual period" for purposes of this policy means each six month period ending May 31 or November
30. The first semi-annual period to which the policy applies commences on December 1, 2003. The Board may amend this policy without the approval of stockholders and intends to reconsider it on at least an annual basis.

New Investment Strategy and Benchmark Index
-------------------------------------------

          At the time it approved the Management Agreement with the Adviser, the Board also approved a new investment strategy for the Fund. The strategy is for the Fund to pursue its investment objective as an "enhanced" index fund. The benchmark being used is the FTSE/JSE Capped Top 40 Index (the "Capped Index"). The Capped Index was recently developed by the Johannesburg Stock Exchange and FTSE Group, an independent global index company. Since its inception the Fund has used the FTSE/JSE All-Share Index (the "All Share Index") as the benchmark against which it measures its performance. That index is a free float capitalization weighted index covering 99% by market capitalization of the Johannesburg Stock Exchange. The Capped Index is similar to the All Share Index as regards its data and treatment of corporate actions. However, only the forty largest constituents of the All Share Index (by free float capitalization) are included in the Capped Index, and all of the components of the Capped Index whose weightings would otherwise be greater than 10% are capped at 10%, with the capping being done quarterly and the weighting of the component securities therefore varying intra-quarter. As a result of the quarterly capping, the Capped Index has a significantly lower weighting in several stocks than the All Share Index and significantly higher weightings of certain stocks in the All Share Index. Although the official launch of the Capped Index was July 1, 2003, information about it has been available for several months. As of June 30, 2003, the Capped Index had weightings of 9.82%, 9.77%, 7.34%, 6.28% and 5.75% for BHP Billiton, Anglo American, Compagnie Financiere Richemont AG, Sasol and SABMiller, respectively, while the All Share Index had weightings of 8.70%, 15.07%, 5.74%, 4.92% and 4.50% for each of such companies, respectively. The largest industry sector weightings in the Capped Index at June 30, 2003 were Other Mineral Extractors & Mines, Banks and Gold Mining at 20.35%, 12.85% and 10.25%, respectively. See, Exhibit B for the composition and weightings of the stocks in the Capped Index as of June 30, 2003. The Board and the Adviser believe the Capped Index is a superior benchmark for the Fund given its new "enhanced" index investment strategy because the Capped Index consists of a much smaller number of stocks than the All Share Index (40 compared to 162) which reduces the number of stocks the Fund must hold to track its benchmark index. In addition, the stocks comprising the Capped Index tend to be more liquid issues than the other stocks included in the All Share Index. Absent relief from the Commission or Commission staff, securities of the Adviser's parent and an affiliated company (which had a combined weighting of 1.26% in the Capped Index at June 30, 2003) will not be purchased by the Fund. As a result of the new investment strategy, the Fund does not expect to invest in securities of non-South African issuers.



          The "enhanced" index strategy approved by the Board involves investment by the Fund solely in stocks included in the Capped Index. The Adviser will selectively overweight certain stocks that it believes will outperform the Capped Index, and selectively underweight stocks that it believes will underperform the Capped Index, and will target outperformance of the Capped Index over time (before expenses and measured over a rolling three year period) of 1.5% per annum, with a targeted maximum tracking error of 3.0% over time. There can be no assurance that the investment strategy will be successful, as its success will depend on the success of the Adviser in selecting which stocks will outperform and underperform the Capped Index. In addition, the Fund has historically had a relatively high expense ratio, and expenses may make it difficult for the Fund to match or outperform the Capped Index. While the Capped Index currently has a relatively high dividend yield (3.94% per annum as of June 30, 2003) which should produce income to pay a portion of the Fund's expenses, there can be no assurance that this will continue to be the case. It should be recognized that the Fund may underperform the Capped Index, possibly significantly. In addition, the Fund held illiquid securities valued at 4.07% of its net assets at June 30, 2003. There can be no assurances regarding when the Fund will be able to dispose of such securities and commit the proceeds to the new strategy, which may adversely affect performance compared to the Capped Index. The Fund's "enhanced" index strategy is not a fundamental policy and may be changed by the Board at any time without a vote of stockholders.

The Adviser
-----------

          The Adviser, Investec Asset Management U.S. Limited, founded in 1985, is a subsidiary of Investec Asset Management Ltd., a multi-specialist investment management company. With offices in Southern Africa, the UK region, the United States and Hong Kong, and employing over 750 people worldwide, including over 75 investment professionals, the Adviser and its affiliates operate a global business. The Fund is currently the only advisory client of the Adviser. As of December 2002 affiliates of the Adviser managed in excess of $27 billion on behalf of individuals, retirement funds, insurers, governments, universities, corporations and other institutions. The name, address and principal occupation of the principal executive officers of the Adviser are listed below:

     Name                 Address                       Principal occupation
     ---------------------------------------------------------------------------
     Hendrik du Toit      1055 Washington Blvd.         Chief Executive Officer
                          3rd Floor
                          Stamford, Connecticut 06901

     Kim McFarland        1055 Washington Blvd.         Chief Operating Officer
                          3rd Floor
                          Stamford, Connecticut 06901

     Royce Brennan        1055 Washington Blvd.         Director
                          3rd Floor
                          Stamford, Connecticut 06901


          The Adviser is a subsidiary of Investec Asset Management Limited, which is in turn a subsidiary of Investec 1 Limited. Investec 1 Limited is a subsidiary of Investec Holdings (UK) Limited, which is in turn a subsidiary of Investec Finance SA. Investec Finance SA is a subsidiary of Investec SA, which is in turn a subsidiary of Investec Holding Company Limited. Investec Holding Company Limited is a subsidiary of Investec plc, the holding company of an international specialist banking group. All of the above noted subsidiaries are wholly-owned direct or indirect subsidiaries of Investec plc. Investec plc has a primary listing on the London Stock Exchange and a secondary listing on the Johannesburg Stock Exchange.

          The address of Investec Asset Management Limited, Investec 1 Limited, Investec Holdings (UK) Limited, Investec Holding Company Limited and Investec plc is 2 Gresham Street, London EC2V 7QP, United Kingdom. The address of Investec Finance SA is 291 Route de Arlon, L1150, Luxembourg. The address of Investec SA is 235 Rue Glesener L1631, Luxembourg.

          Other than as disclosed above, the Adviser is unaware of any other persons who beneficially owns 10% or more of the Adviser's ordinary issued share capital.

          The Adviser is not aware of any adverse financial conditions that are likely to impact its ability to manage the Fund.

Management Agreement
--------------------

          Under the investment management agreement with the Adviser (the "Management Agreement") (attached hereto as Exhibit A), the Adviser currently provides investment advisory services and order placement facilities for the Fund and pays all compensation of officers of the Fund who are affiliated persons of the Adviser. The Adviser or its affiliates also furnish the Fund, without charge, with management supervision and assistance and office facilities and provide persons satisfactory to the Board of Directors to serve as the officers of the Fund. No personnel affiliated with the Adviser sit on the Board of Directors. For the Adviser's services under the Management Agreement the Fund pays the Adviser a quarterly fee at an annualized rate of 0.30% of the Fund's average weekly net assets. This compensation structure is different than the structure under the previous investment management agreement with Alliance. Under that agreement the Fund paid Alliance a quarterly fee at an annualized rate of either (i) 0.81% of the Fund's average weekly net assets if 90% or less of the Fund's average weekly net assets were invested in securities of Republic of South Africa issuers (within the meaning of the Fund's prospectuses dated February 25, 1994 ("South African issuers")) or (ii) the sum of (a) 0.80% of the Fund's average weekly net assets and (b) 0.10% of the Fund's average weekly net assets not invested in securities of South African issuers if greater than 90% of the Fund's average weekly net assets were invested in securities of South African issuers. Except for the differences in the fee rate and the references to the Adviser rather than Alliance, there are no material differences between the Management Agreement and the previous investment management agreement with Alliance.

          The following table sets forth the aggregate amount paid by the Fund to Alliance under the previous investment management agreement during the 2002 fiscal year, the amount that the Fund would have paid had the Management Agreement been in effect and the percentage reduction in the fee paid during the 2002 fiscal year that would have been achieved had the Management Agreement been in effect.

                                     Amount that would have been
        Aggregate amount paid to     paid during the 2002 fiscal
        Alliance during the 2002      year under the Management
               fiscal year                    Agreement                Percent Fee Reduction
        ------------------------     ----------------------------     ----------------------
                $398,748                     $147,684                       -63%*

     * Management fees for index and enhanced index funds are normally significantly lower than fees for actively managed funds.

          The Management Agreement is terminable without penalty by a vote of a 1940 Act Majority, as defined below, or by a vote of a majority of the Directors on 60 days' written notice or by the Adviser on 60 days' written notice, and automatically terminates in the event of its assignment. The Management Agreement provides that in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser, or of reckless disregard of its obligations thereunder, the Adviser will not be liable for any action or failure to act in accordance with its duties thereunder.

          The Management Agreement has been in effect since May 4, 2003 and by its terms is to continue in effect until (i) the second anniversary of the date on which the Agreement is approved by a vote of a 1940 Act Majority (as defined below); or (ii) October 1, 2003 if the Management Agreement is not so approved on or before that date. If the Management Agreement is approved in accordance with (i) above, it shall continue in effect thereafter only so long as such continuance is specifically approved (following its initial two-year term) at least annually by a vote of a 1940 Act Majority or by the Board of Directors, and in either case, by a majority of the Directors who are not parties to the Management Agreement or "interested persons" of any such party as defined by the 1940 Act.

          During the most recently completed fiscal year, the Fund did not pay commissions to any broker with which it is affiliated.

Vote Requirement
----------------

          Adoption of Special Meeting Proposal One requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund, which, as defined by the 1940 Act, means the vote of (i) 67% or more of the shares present at the Special Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund, whichever is less ("1940 Act Majority").

          The Board of Directors has determined that if Special Meeting Proposal One is not approved by stockholders, liquidation is in the best interests of the Fund, and it will promptly convene a meeting of stockholders to approve such liquidation in such event.


The Board of Directors recommends that the stockholders vote FOR the approval of the Investment Management Agreement with Investec Asset Management U.S. Limited.


                          SPECIAL MEETING PROPOSAL TWO


               APPROVAL OF CHANGE TO INDUSTRY CONCENTRATION POLICY


          Under the 1940 Act, an investment company's policy regarding concentration of investments in the securities of companies in any particular industry or group of industries must be fundamental. The Commission staff takes the position that an investment company "concentrates" its investments if it invests more than 25% of its "net" assets (exclusive of certain items such as cash, U.S. government securities, securities of other investment companies, and tax exempt securities) in any particular industry or group of industries. An investment company is not permitted to concentrate its investments in any particular industry or group of industries unless it discloses its intention to do so.

          The current industry concentration policy of the Fund is that the Fund will not:

               "Invest 25% or more of its total assets (valued at the time of investment) in securities of issuers conducting their principal business activities in the same industry, except that this restriction does not apply to securities issued and guaranteed by the U.S. Government, its agencies or instrumentalities."

          In light of the new investment strategy of the Fund discussed in Special Meeting Proposal One above, and the fact that the Capped Index, which is the Fund's new benchmark may from time to time be concentrated in a particular industry, the Board of Directors has approved, and recommends to stockholders for their approval, a new concentration policy as follows:

               "The Fund will not concentrate its investments (i.e., hold 25% or more of its total assets in the stocks of a particular industry or group of industries), except that, to the extent practicable, the Fund will concentrate to approximately the same extent as its benchmark index concentrates in the stocks of a particular industry or group of industries, subject to compliance with the diversification requirements applicable to regulated investment companies of the Internal Revenue Code, any underlying Treasury regulations or any successor provision."

          The proposed change would require the Fund to invest more than 25% of its assets in a single industry to the extent its benchmark index is so concentrated, to the extent practicable, and subject to its general need (in order to qualify as a regulated investment company as defined in Subchapter M of the Internal Revenue Code (the "Code")) to comply with the diversification requirements of the Code. The Adviser recommended this change to the Board since having an absolute cap on the percentage that may be invested in a single industry would preclude the Fund from tracking its benchmark index as contemplated by its new investment strategy whenever the benchmark index is concentrated. The Board believes that the proposed change is in the best interests of the Fund.

          The proposed concentration policy may subject the Fund's portfolio to greater risks than under its current policy. Specifically, the Fund may experience greater volatility than a fund with a more diversified portfolio. Concentrating in a specific industry may subject the Fund to the risks of that particular industry, which may include, but not be limited to, sensitivity to overall market swings, rapid obsolescence of technology and sensitivity to regulatory changes.

          If Special Meeting Proposal Two is not approved by Stockholders, the ability of the Adviser to pursue the "enhanced" index strategy might be limited from time to time to the extent that the Capped Index was concentrated in a particular industry because the Fund would not be able to concentrate its investments to the same extent as the Capped Index.

Vote Requirement
----------------

          The adoption of Special Meeting Proposal Two requires the affirmative vote of the holders of a 1940 Act Majority. In the event that Special Meeting Proposal Two does not receive the affirmative vote of a 1940 Act Majority, the Board of Directors will consider other actions that may be taken, including such proposals as may be recommended by the Adviser.

The Board of Directors recommends that the stockholders vote FOR the approval of the change in the Fund's industry concentration policy.


                        INFORMATION CONCERNING THE FUND'S
                      INVESTMENT ADVISER AND ADMINISTRATOR

          The Fund's investment adviser is Investec Asset Management U.S. Limited, with principal offices at 1055 Washington Boulevard, Third Floor, Stamford, Connecticut 06901. The Fund's administrator is Princeton
Administrators L.P., with principal offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 30(h) of the 1940 Act and the rules under Section 16 of the Securities Exchange Act of 1934 require that the Directors and officers of the Fund and the Directors of the Adviser, among others, file with the Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of shares of the Fund. For the fiscal year ended November 30, 2002, all such reports were timely filed.

                                  OTHER MATTERS

          Management of the Fund does not know of any matters to be presented at the Annual Meeting or the Special Meeting other than those mentioned in this Proxy Statement. Therefore, the only other matters that may properly come before the Annual Meeting or the Special Meeting in accordance with the Bylaws are those presented by or at the direction of the Board of Directors. If any such matter were properly to come before the Annual Meeting or the Special Meeting, the shares represented by proxies will be voted with respect thereto in the discretion of the person or persons holding the proxies.

          According to information filed with the Commission, as of June 30, 2003, the following persons were the beneficial owners of more than 5% of the Fund's common stock:

                                                                                      Percent of Common Stock
                                                                                           Based on Shares
          Name and Address of Beneficial Owner      Amount of Beneficial Ownership          Outstanding
          ------------------------------------      ------------------------------     -----------------------
    City of London Investment Group PLC                     422,323 shares                     9.70%
    10 Eastcheap
    London EC3M ILX
    England

    Deutsche Bank AG Taunusanlage 12 D-60325                414,905 shares                     9.57%
    Frankfurt am Main Federal Republic
    of Germany

    State Teachers Retirement Board of Ohio                 374,717 shares                     8.21%
    275 East Broad Street
    Columbus, Ohio  43215

    Carousel Fund Limited                                   349,600 shares                     8.06%
    Walker House
    P.O. Box 265 GT
    Mary Street
    George Town, Grand Cayman
    Cayman Islands

    Phillip Goldstein                                       294,500 shares                     6.79%
    60 Heritage Drive
    Pleasantville, New York 10570

    President and Fellows of Harvard College,               288,647 shares                     6.70%
    c/o Harvard Management Company Inc.,
    600 Atlantic Avenue, Boston MA 02210


                       STOCKHOLDER PROPOSALS FOR THE NEXT
                         ANNUAL MEETING OF STOCKHOLDERS

          Proposals of stockholders for inclusion in the Fund's proxy statement and form of proxy relating to the Annual Meeting of Stockholders of the Fund for 2004 (the "2004 Annual Meeting") must be received by the Fund by March 11, 2004. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain requirements under the federal securities laws and the Maryland General Corporate Law and must be submitted in accordance with the Fund's Amended and Restated Bylaws. If not received by the Fund by March 11, 2004 and includable in the Fund's proxy statement and form of proxy relating to the 2004 Annual Meeting, for a stockholder proposal to be presented at that meeting, in accordance with the Fund's Amended and Restated Bylaws, the proposal must be delivered by a stockholder of record to the Secretary of the Fund after April 14, 2004 and before the close of business on May 14, 2004.

          The persons named as proxies for the 2004 Annual Meeting will, with respect to proxies in effect at that meeting, have discretionary authority to vote on any matter presented by a stockholder for action at that meeting unless the Fund receives notice of the matter within the period specified in the advance notice provision in the Fund's Amended and Restated Bylaws, described above. If the Fund receives such timely notice, these persons will not have this authority except as provided in the applicable rules of the Commission.

                             REPORTS TO STOCKHOLDERS

          The Fund will furnish each person to whom this Proxy Statement is delivered with a copy of the Fund's latest annual report to stockholders upon request and without charge. To request a copy, please call Investec Asset Management U.S. Limited at (800) 915-6565 or contact Royce Brennan at Investec Asset Management U.S. Limited, 1055 Washington Boulevard, Third Floor, Stamford, Connecticut 06901.

                                           By Order of the Board of Directors,


                                           Royce Brennan
                                           Secretary
July 9, 2003
Stamford, Connecticut

                                    EXHIBIT A

                         INVESTMENT MANAGEMENT AGREEMENT

                                   WITNESSETH:

          AGREEMENT made as of the fourth day of May, 2003, by and between The Southern Africa Fund, Inc. (the "Fund"), a corporation organized under laws of the State of Maryland, and Investec Asset Management U.S. Limited ("Investec"), a corporation organized under the laws of England and Wales.

          WHEREAS, the Fund has entered into an Investment Management Agreement, dated February 25, 1994 (as amended April 30, 1998) (the "Current Investment Management Agreement"), with Alliance Capital Management L.P. ("Alliance Capital"), a Delaware limited partnership, pursuant to which the Fund has engaged Alliance Capital to manage the investment and reinvestment of its assets;

          WHEREAS, the Current Investment Management Agreement will terminate as of 12:00 midnight on May 3, 2003;

          WHEREAS,  the Board of Directors has approved,  and has recommended to
the  Fund's  stockholders  for  their  approval,   this  Investment   Management
Agreement;

          WHEREAS, in accordance with Rule 15a-4 under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Fund wishes to retain Investec to provide the investment management services described below following the termination of the Current Investment Management Agreement but prior to obtaining requisite stockholder approval of the Investment Management Agreement; and

          WHEREAS Investec is willing to perform such services following the termination of the Current Investment Management Agreement on the terms and conditions hereinafter set forth;

          NOW THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

          1. The Fund is a closed-end, non-diversified management investment company registered under the Investment Company Act. The Fund is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in our respective governing documents, the registration statement filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act, and any representations made in the Fund's prospectus, all in such manner and to such extent as the Fund may from time to time duly authorize. The Fund has provided to Investec a copy of its governing documents and the other documents referred to above and will from time to time furnish Investec with any amendments thereof.

          2. (a) The Fund hereby employs Investec to manage the investment and reinvestment of its assets (the "portfolio assets") and, without limiting the generality of the foregoing, to provide management and other services specified below.

             (b) Investec will make decisions with respect to all purchases and sales of the portfolio assets. To carry out such decisions, Investec is hereby authorized, as the Fund's agent and attorney-in-fact, for its account and at its risk and in its name, to place orders for the investment and reinvestment of the portfolio assets. In all purchases, sales and other transactions in the portfolio assets Investec is authorized to exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions

             (c) Investec will report to the Fund's Board of Directors at each meeting thereof all changes in the portfolio assets since the prior report, and will also keep the Fund in touch with important developments affecting the portfolio assets and on Investec's own initiative will furnish the Fund from time to time with such information as Investec may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in the Fund's portfolio, the industries in which they engage, or the conditions prevailing in the economy generally. Investec will also furnish the Fund with such statistical and analytical information with respect to the portfolio assets as Investec may believe appropriate or as the Fund reasonably may request. In making such purchases and sales of portfolio assets, Investec will bear in mind the policies set from time to time by the Fund's Board of Directors as well as the limitations imposed by the Fund's Charter and in the Fund's Registration Statement under the Investment Company Act and the Securities Act of 1933, the limitations in the Investment Company Act and of the Internal Revenue Code of 1986 in respect of regulated investment companies.

             (d) It is understood that Investec will from time to time employ or associate with Investec such persons as Investec believes to be particularly fitted to assist Investec in the execution of its duties hereunder, the cost of performance of such duties to be borne and paid by Investec. No obligation may be incurred on the Fund's behalf in any such respect. At the Fund's request Investec will provide the Fund persons satisfactory to the Fund's Board of Directors to serve as the Fund's officers. Such personnel may be employees of Investec or Investec's affiliates. Nothing contained herein shall be construed to restrict the Fund's right to hire its own employees or to contract for services to be performed by third parties. Furthermore, Investec or Investec's affiliates (other than the Fund) shall furnish the Fund without charge with such management supervision and assistance and such office facilities as Investec may believe appropriate or as the Fund may reasonably request subject to the requirements of any regulatory authority to which Investec may be subject.

          3. The Fund hereby confirms that, subject to the foregoing, the Fund shall be responsible and hereby assumes the obligation for payment of all the Fund's other expenses, including: (a) payment of the fee payable to Investec under paragraph 5 hereof; (b) brokerage and commission expenses; (c) federal, state, local and foreign taxes, including issue and transfer taxes, incurred by or levied on the Fund; (d) interest charges on borrowings; (e) fees and expenses of registering the Fund's shares under the appropriate federal securities laws and of qualifying the Fund's shares under applicable state securities laws; (f) fees and expenses of listing and maintaining the listing of the Fund's shares on any national securities exchange; (g) expenses of printing and distributing reports to shareholders; (h) costs of proxy solicitation; (i) fees, charges and expenses of the Fund's administrator, custodians, subcustodians, nominees and registrar, transfer and dividend disbursing agents; (j) compensation of the Fund's officers, directors and employees who do not devote any part of their time to Investec's affairs, the affairs of Investec's affiliates, other than the Fund; (k) legal and auditing expenses; (l) the cost of stock certificates representing shares of the Fund's common stock; and (m) costs of stationery and supplies.

          4. The Fund shall expect of Investec, and Investec will give the Fund the benefit of, its best judgment and efforts in rendering these services to the Fund, and the Fund agrees as an inducement to Investec's undertaking these services that Investec shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, Investec against any liability to the Fund or to the Fund's security holders to which Investec would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of Investec`s duties hereunder, or by reason of Investec`s reckless disregard of its obligations and duties hereunder.

          5. In consideration of the foregoing Investec shall receive a quarterly fee at an annualized rate of 0.30% of the Fund's average weekly net assets. For purposes of the calculation of such fee, average weekly net assets shall be determined on the basis of the Fund's average net assets for each weekly period (ending on Friday) ending during the quarter. The net assets for each weekly period are determined by averaging the net assets on the Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period. When a Friday is not a business day for the Fund, then the calculation will be based on the Fund's net assets on the business day immediately preceding such Friday. Such fee shall be payable in arrears on the last day of each calendar quarter for services performed hereunder during such quarter. If this Agreement or an amendment thereto with respect to the calculation of the fee payable to Investec hereunder becomes effective after the beginning of a quarter, or this Agreement terminates prior to the end of a quarter, the fee for the quarter at the proper rate in effect for any relevant portions thereof shall be prorated according to the proportion which such portions of the quarter bear to the full quarter.

          6. This Agreement shall become effective on May 4, 2003 and shall remain in effect until:

               (i) the second anniversary of the date on which this Agreement is approved by the vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the Investment Company
          Act);or

               (ii) October 1, 2003, if this Agreement is not approved by the Fund's stockholders on or before that date. If this Agreement is approved in accordance with (i) above, this Agreement shall continue in effect thereafter only so long as its continuance is specifically approved at least annually by the Fund's Board of Directors or by a vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Fund, and, in either case, by a vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Fund's Board of Directors who are not interested persons, as defined in the Investment Company Act, of any party to this Agreement (other than as Directors of the Fund). If following the initial two-year term of this Agreement, the continuation of this Agreement is not approved Investec may continue to render the services described herein in the manner and to the extent permitted by the Investment Company Act and the rules and regulations thereunder. Upon the effectiveness of this Agreement, it shall supersede the Current Investment Management Agreement and all previous agreements between the Fund and Investec covering the subject matter hereof. This Agreement may be terminated at any time, without the payment of any penalty by vote of a majority of the Fund's outstanding voting securities (as so defined), or by a vote of a majority of the Fund's entire Board of Directors on sixty days' written notice to Investec, or by Investec on sixty days' written notice to the Fund. All notices shall be deemed to have been duly given if delivered personally or if mailed by registered mail, postage prepaid, to the following respective addresses until a different address is specified in writing by a party to the other party:

                    To   the Fund:

                    The Southern Africa Fund, Inc.
                    c/o Investec Asset Management U.S. Limited
                    1055 Washington Boulevard
                    Third Floor
                    Stamford, Connecticut 06901

                    With a copy to Prof. Dennis Davis, Chairman of the Board of Directors of the Fund:

                    Prof. Dennis Davis

                    Department of Commercial Law
                    Faculty of Law
                    University of Cape Town
                    Private Bag
                    Rondebosch 7700, South Africa

                    To Investec:

                    Investec Asset Management U.S. Limited
                    1055 Washington Boulevard
                    Third Floor
                    Stamford, Connecticut 06901


          7. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by Investec and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by Investec. The term "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed hereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder.

          8. Investec is, and at all times during the term of this Agreement shall be, duly registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and not prohibited by the Advisers Act or the Investment Company Act or the rules and regulations under the Advisers Act or the Investment Company Act, from acting for the Fund as contemplated by the Fund's prospectus and this Agreement.

          9. Except to the extent necessary to perform Investec's obligations hereunder, nothing herein shall be deemed to limit or restrict Investec's right, or the right of any of Investec's officers, directors or employees, who may also be a director, officer or employee of the Fund, or persons otherwise affiliated with the Fund (within the meaning of the Investment Company Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render service of any kind to any other trust, corporation, firm individual or association.

          10. Investec may from time to time make available without charge to us for use by the Fund such marks or symbols owned by Investec as Investec may consider appropriate. Any such marks or symbols so made available will remain the property of Investec and Investec shall have the right, upon notice in writing, to require the Fund to cease the use of such mark or symbol at any time.

          11. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Investment Company Act.

          IN WITNESS WHEREOF, this Agreement has been entered into the day and year first above written.

                         THE SOUTHERN AFRICA FUND, INC.


                               By /s/ Dennis Davis
                                  --------------------
                                  Name: Dennis Davis
                                  Title: Chairman


INVESTEC ASSET MANAGEMENT U.S. LIMITED



   By /s/ Royce N. Brennan
      ------------------------
      Name: Royce N. Brennan
      Title: Managing Director


                                                   EXHIBIT B

       FTSE/JSE Capped Top 40 Index
       30 June 2003
       Sum of % Weighting within Index                     Sum of % Weighting within Index
       Company Name                            Total       FTSE Industrial Sector                    Total
       BHP Billiton                            9.82%       Other Mineral Extractors & Mines          20.35%
       Anglo American                          9.77%       Banks                                     12.85%
       Compagnie Financiere Richemont AG       7.34%       Gold Mining                               10.25%
       Sasol                                   6.28%       Cyclical Consumer Goods                    7.87%
       SABMiller                               5.75%       Non Cyclical Consumer Goods                7.87%
       Standard Bank Group                     4.92%       Life Assurance                             7.68%
       Old Mutual                              4.79%       Oil & Gas                                  6.28%
       Gold Fields                             4.75%       Platinum                                   5.65%
       Firstrand Limited                       3.53%       Investment Companies                       4.45%
       Remgro                                  3.53%       Cyclical Services                          3.87%
       Impala Platinum Hlds                    3.34%       Non Cyclical Services                      3.37%
       Anglogold                               2.98%       Basic Industries                           2.85%
       Liberty International                   2.76%       Real Estate                                2.76%
       Sappi                                   2.44%       General Industries                         2.61%
       Anglo American Platinum Corp.           2.32%       Specialty & Other Finance                  1.26%
       MTN Group                               2.26%
       Sanlam                                  2.10%       Grand Total                              100.00%
       Harmony                                 2.05%
       Absa Group                              1.94%
       Bidvest Group                           1.52%
       Nedcor                                  1.39%
       Imperial Holdings                       1.31%
       Barloworld                              1.30%
       Tiger Brands                            1.25%
       RMB Holdings                            1.07%
       Venfin                                  0.93%
       Nampak                                  0.88%
       Naspers                                 0.87%
       Investec PLC                            0.83%
       Liberty Group                           0.78%
       Kumba                                   0.76%
       Telkom                                  0.73%
       Woolworths Holdings                     0.60%
       Network Healthcare Holdings             0.59%
       Steinhoff International Holdings        0.53%
       Investec Ltd                            0.43%
       ISCOR                                   0.40%
       Pick N Pay Stores                       0.37%
       African Rainbow Minerals Gold           0.30%
       Amalgamated Beverage Industries         0.28%
       Avgold                                  0.17%
       Grand Total                           100.00%

                              Table of Contents

                                                                            Page

INTRODUCTION..................................................................2

PROPOSAL TO BE PRESENTED AT THE ANNUAL MEETING:

ELECTION OF DIRECTOR..........................................................4

PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING:

APPROVAL OF THE  INVESTMENT MANAGEMENT AGREEMENT.............................11

APPROVAL OF CHANGE TO INDUSTRY CONCENTRATION POLICY..........................17

INFORMATION CONCERNING THE FUND'S INVESTMENT
  ADVISER AND ADMINISTRATOR..................................................19

OTHER MATTERS................................................................19

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS............20

REPORTS TO STOCKHOLDERS......................................................21

INVESTMENT MANAGEMENT AGREEMENT.......................................EXHIBIT A

FTSE/JSE CAPPED TOP 40 INDEX AS OF JUNE 30, 2003......................EXHIBIT B




                         The Southern Africa Fund, Inc.

--------------------------------------------------------------------------------
                                 [LOGO] INVESTEC
                                        Asset Management

--------------------------------------------------------------------------------

                  NOTICE OF ANNUAL MEETING AND SPECIAL MEETING
                               OF STOCKHOLDERS AND
                                 PROXY STATEMENT
                                 AUGUST 12, 2003

PROXY                      THE SOUTHERN AFRICA FUND, INC.                  PROXY



                 PROXY IN CONNECTION WITH THE ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON AUGUST 12, 2003

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND.


          The undersigned stockholder of The Southern Africa Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Royce N. Brennan and Kristy Wilkinson as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Fund (the "Annual Meeting") to be held at 375 Park Avenue, New York, New York 10152, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at such Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement, revokes any proxy heretofore given with respect to such Annual Meeting and hereby instructs said proxies to vote said shares as indicated on the reverse side hereof.

          The Board of Directors knows of no reason why the nominee for the Board of Directors would be unable to serve, but in the event such nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for a substitute nominee as the Board of Directors may recommend.

          IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN THE DISCRETION OF THE PROXY HOLDERS(S) ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please sign this proxy exactly as your name(s) appear(s) on the records of the Fund. Joint owners should each sign personally. Trustees and other representatives should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or another entity, the signature should be that of an authorized officer who should state his or her full title.


PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF AND RETURN THIS PROXY CARD PROMPTLY. YOU MAY USE THE ENCLOSED ENVELOPE.

                         THE SOUTHERN AFRICA FUND, INC.

CONTROL NUMBER:

                                      Please  mark votes as in this example: /x/


                                                                       Withhold
                                                     For the           as to The
1. Election of Director                              Nominee           Nominee

         Class Two Director                          /     /           /     /
         (Term expires 2006):

               Mr. Peter G.A. Wrighton



Your Board of Directors urges you to vote "For" the election of Mr. Wrighton as a Director of the Fund.

2. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder(s).

       Please be sure to sign, date, and return this Proxy card promptly.
                       You may use the enclosed envelope.

Dated:
_________________, 2003

                                                ------------------------
                                                Signature


                                                ------------------------
                                                Signature, if held jointly

PROXY                      THE SOUTHERN AFRICA FUND, INC.                 PROXY


                 PROXY IN CONNECTION WITH THE SPECIAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON AUGUST 12, 2003

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND.


          The undersigned stockholder of The Southern Africa Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Royce N. Brennan and Kristy Wilkinson as proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Stockholders of the Fund (the "Special Meeting") to be held at 375 Park Avenue, New York, New York 10152, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at such Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and accompanying Proxy Statement, revokes any proxy heretofore given with respect to such Special Meeting and hereby instructs said proxies to vote said shares as indicated on the reverse side hereof.

          IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE APPROVAL OF THE INVESTMENT MANAGEMENT AGREEMENT, "FOR" THE APPROVAL OF THE CHANGE TO THE FUND'S INDUSTRY CONCENTRATION POLICY AND IN THE DISCRETION OF THE PROXY HOLDERS(S) ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please sign this proxy exactly as your name(s) appear(s) on the records of the Fund. Joint owners should each sign personally. Trustees and other representatives should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or another entity, the signature should be that of an authorized officer who should state his or her full title.


PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF AND RETURN THIS PROXY CARD PROMPTLY. YOU MAY USE THE ENCLOSED ENVELOPE.

                         THE SOUTHERN AFRICA FUND, INC.

CONTROL NUMBER:

                                      Please  mark votes as in this example: /x/

1.  To approve the Investment                         For   Against   Abstain
    Management Agreement with
    Investec Asset Management U.S. Limited          /   /    /   /    /   /

2.  To approve a change to the Fund's fundamental   /  /     /  /     /    /
    investment policy with respect to industry concentration

Your Board of Directors urges you to vote "For" the approval of the Investment Management Agreement and "For" the approval of the change to the Fund's industry concentration policy.

3. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder(s).

                                  Please be sure to sign,  date, and return this
Proxy card promptly.
                       You may use the enclosed envelope.

Dated:
_________________, 2003

                                                 ------------------------
                                                 Signature


                                                 ------------------------
                                                 Signature, if held jointly

00250.0160 #416289